UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2008

BGF Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-72321	56-1600845
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3802 Robert Porcher Way, Greensboro, North Carolina 27410

(Address of registrant’s principal executive office) (Zip Code)

(336) 545-0011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in the discussion under Item 2.03 below is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On February 26, 2008, BGF Industries, Inc. (the “Company”) terminated and repaid all outstanding indebtedness under that certain Loan and Security Agreement dated as of June 6, 2003, as amended, by and among the Company, the lenders party thereto and Wells Fargo Foothill, Inc., as the arranger and administrative agent (the “2003 Loan Agreement”).

A description of the 2003 Loan Agreement is contained in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2007 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 26, 2008 (the “Agreement Date”), the Company entered into a Loan Agreement (the “Loan Agreement”) with the lenders party thereto (the “Lenders”) and NATIXIS, acting through its New York office, as administrative agent (the “Administrative Agent”) for itself and on behalf of the Lenders.

The Loan Agreement provides for a credit facility of $75.0 million (the “Facility”) consisting of a $25.0 million revolving credit facility (with a letter of credit sublimit equal to $2.5 million) (the “Revolving Facility”), a $27.5 million term A loan (the “Term A Facility”) and a $22.5 million term B loan (the “Term B Facility”).

The Loan Agreement replaces the 2003 Loan Agreement, described in Item 1.02 above and incorporated herein by reference. Proceeds from the Loan Agreement will be used to provide for the working capital needs of the Company and to redeem of the Company’s 10 1/4% Senior Subordinated Notes due 2009 (the “Notes”) on March 27, 2008. No indebtedness is currently outstanding under the Facility.

On the Agreement Date, the Company issued a redemption notice to the Bank of New York Mellon, as trustee, with respect to the Company’s election to redeem all outstanding Notes on March 27, 2008. A description of the Notes are contained in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2007 and is incorporated by reference herein.

The interest rate for borrowings under the Revolving Facility and the Term A Facility is a function of the prime rate (“Base Rate Loans”) or the LIBOR rate (“LIBOR Rate Loans”), as elected by the Company, plus the applicable margin. As of the Agreement Date and until delivery of Company’s quarterly financial statements for the fiscal quarter ending December 31, 2008, the applicable margin for Base Rate Loans equals 0.75% and the applicable margin for LIBOR Rate Loans equals 2.75%. On the fifth (5th) business day after delivery of Company’s quarterly financial statements for the fiscal quarter ending December 31, 2008, the interest rate for borrowings under the Revolving Facility and the Term A

Facility will be the prime rate or the LIBOR rate, as elected by the Company, plus the applicable margin as set forth below:

If Leverage Ratio (as of most recently ended Fiscal Quarter) is:	Applicable Base Rate Margin	Applicable LIBOR Margin
≥ 3.0 to 1.0 and < 3.5 to 1.0	1.00%	3.00%
≥ 2.5 to 1.0 and < 3.0 to 1.0	0.75%	2.75%
≥ 2.0 to 1.0 and < 2.5 to 1.0	0.50%	2.50%
≥ 1.5 to 1.0 and < 2.0 to 1.0	0.25%	2.25%
< 1.5 to 1.0	0.25%	2.00%

The interest rate for borrowings under the Term B Facility is a fixed rate of interest equal to 5.5%.

The Revolving Facility requires no principal amortization, with the balance due at maturity, which is February 26, 2013. The Term A Facility will have scheduled quarterly amortized payments of $1,250,000, with the balance due at maturity, which is February 26, 2013. Term B Facility will have no scheduled principal amortization with the balance due at maturity, which is August 26, 2013. The Facility is also subject to certain mandatory prepayment provisions relating to the receipt of equity and debt proceeds (with certain exceptions set forth therein), receipt of asset sale or insurance proceeds (subject to certain reinvestment provisions) and application of excess cash flow amounts.

The Facility is guaranteed by BGF Services, Inc., NVH, Inc. and Glass Holdings LLC (collectively, the “Guarantors”). Additionally, all amounts outstanding under the Facility and the guarantees thereof are secured by a first lien on substantially all of the assets of the Company and the Guarantors.

The Loan Agreement contains customary representations and warranties and various affirmative and negative covenants such as:

•	Limitations on the incurrence of additional debt;

•	Limitations on the incurrence of liens;

•	Restrictions on investments and acquisitions;

•	Restrictions on the sale of assets;

•	Restrictions on the payment of dividends or make other distributions; and

•	Restrictions on the repurchase or redemption of stock.

The Loan Agreement also includes customary events of default, including but not limited to: nonpayment of principal, interest or other fees or amounts; incorrectness of representations and warranties in any material respect; violations of covenants; bankruptcy; material judgment; ERISA events; invalidity of provisions of or liens created under guarantees or security documents; and change of control.

The summary above is qualified in its entirety by the Loan Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

A copy of the Loan Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGF INDUSTRIES, INC.

By:	/s/ Philippe Dorier
Philippe Dorier
Chief Financial Officer, Secretary and
Treasurer

Dated: February 28, 2008

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
10.1	Loan Agreement by and among BGF Industries, Inc., the lenders party thereto and NATIXIS, a bank organized under the laws of France and acting through its New York office, as administrative agent for itself and on behalf of the Lenders, dated as of February 26, 2008.